(LOGO)             Hipolito Torres Rivera & Co. CPA's, P.S.C.
                   Certified Public Accountants & Consultants



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference of our report dated July 28, 2000 in the Registration Statement on Form S-8 relating to the financial statements for the years ended December 31, 1999 and 1998, which appears in the Annual Report of the GMG Group, Inc. CODA Profit Sharing Plan on the Form 11-K for the year ended December 31, 1999.






/S/ Hipolito Torres Rivera & Co. CPA's, P.S.C.
San Juan, Puerto Rico
Dated : October 10, 2000





GM Group Plaza Suite 104A-Box 8
1590 Ponce de Leon Ave., San Juan, PR  00926
T (787) 281-0088  F (787) 281-0087 E-Mail htrpa@prtc.net


                                       11